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                               [LOGO] MAXIM GROUP



PRIVATE AND CONFIDENTIAL

July 17, 2003

Mr. Marvin H. Fink, Chairman
Recom Managed Systems, Inc
4705 Laurel Canyon Boulevard
Studio City, CA 91607


Dear Mr. Fink:

We are pleased to propose that Recom Managed Systems, Inc ("Recom" or the "Company") retain Maxim Group LLC ("Maxim") as its non-exclusive investment banker, strategic advisor and financial advisor. The principal elements of the agreement ("Agreement") between Maxim and the Company are:

1. SERVICES TO BE RENDERED: The services that Maxim will render to the Company under the terms of this Agreement, subject to termination under
      Section 3, will include the following:

      a)    Maxim  will  provide  the  following   strategic  advisory  services
            ("Advisory Services"):

            i) advise Recom with respect to its strategic planning process and business plans including an analysis of markets, products, positioning, financial models, organization and staffing, potential strategic alliances, capital requirements, valuation and funding. To prepare for this advisory function, Maxim will perform a due diligence review of Recom;

            ii) work closely with Recom's management team to develop a set of long and short-term goals with special focus on enhancing corporate and shareholder value. This will also include assisting Recom in completing a "gap analysis," i.e., helping Recom determine key business developments and actions, including review of financing requirements and Recom's capital structure, intended to help enhance shareholder value and Recom's exposure to the investment community and;

            iii) review the Company's presentation and marketing materials and other materials used to present the Company to the investment community.


                               Members NASD & SIPC
                     405 Lexington Ave. * New York, NY 10174
          * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 *
                                www.maximgrp.com
                  New York, NY * Long Island, NY * Chicago, IL

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      b)    Maxim will help Recom  develop  and  evaluate  financing  or capital raising alternatives including public and private issues of equity or debt, as appropriate from time to time ("Banking Services").

            i) Public Offerings: In the event of a public offering, Maxim will have the right of first refusal to act as lead or co-underwriter. Maxim will work with the Company to manage the process of identifying, evaluating and selecting any other underwriters. Maxim will prepare a comprehensive letter of intent for the proposed transaction that will be provided to Recom and will supplement the terms of this Agreement. If Maxim is not selected as the lead manager in a public offering, Recom will use its best efforts to ensure that Maxim receives at least 50% of the share allocation and 50% of the total underwriting fees.

            ii) Private Placements: Maxim will have the right of first refusal to act as placement agent for any private placement. Prior to entering into the Letter of Intent to act as placement agent for Recom, Recom will issue a potential list of investors to Maxim. Maxim will prepare a comprehensive "best efforts" letter of intent for the proposed transaction that will be provided to Recom and will supplement the terms set forth in EXHIBIT A attached hereto.

      c) Maxim will provide Recom with merger and acquisition services (the "M&A Services"). Maxim will assist the Company in determining acquisition or strategic partnering strategies and tactics from time to time, as appropriate. Maxim will advise and assist Recom in identifying, evaluating, negotiating and structuring acquisitions, or strategic investments or partnerships which may be accomplished through a purchase or sale of all or a portion of the stock or assets, a merger or reverse merger, joint venture, licensing or marketing agreement or arrangement or other business combination or arrangement ("Transaction") with any entity ("Candidate"). A strategic investment will include any investment or exchange of cash, equity, warrants, assets or debt as part of a business relationship with a third party, or any investment made directly by a third party in the Company subject to a term sheet or agreement not marketed or syndicated beyond a specific investor.

      d) If requested by Recom, Maxim will communicate its willingness to provide an opinion of fairness (a "Fairness Opinion") of a particular Transaction to the Company, and if Maxim determines that it is able to provide such Fairness Opinion, it will allow it to be used in connection with materials filed or submitted to the Securities and Exchange Commission, or included in information mailed to shareholders of Recom in connection with each transaction.

2.    COMPENSATION AND EXPENSES.

      a) As compensation for providing the Advisory Services hereunder, Recom will pay Maxim a retainer of $50,000, $20,000 payable upon the execution of this agreement, $15,000 payable one month from the date of this Agreement and $15,000 payable two months from the date of this Agreement. Upon the execution of this Agreement, Recom will issue Maxim warrants to purchase 100,000 shares of Recom Common Stock for a period of five years from the date of this Agreement at an exercise price per share of 120% of the closing Bid price on the date preceding the date of this Agreement. Further, until the termination of this Agreement as provided for in Section 3 hereunder, Recom agrees to pay Maxim a monthly retainer of $7,500 beginning on the first day of the month commencing September 1, 2003. If both parties agree to continue the Agreement after August 31, 2004, Recom will pay to Maxim an agreed upon amount until the expiration of the Agreement.


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      b)    Terms and fees for Banking Services  performed under section 1(b) or provision of a Fairness Opinion under 1(d) will be separately proposed by Maxim with respect to each transaction when and if services are provided.

      c) For any M&A Transaction completed by the Company with a Candidate, Recom shall pay Maxim a fee ("Success Fee") upon closing equal to the greater of: (i) the sum of 2 1/2% of the aggregate transaction value; or (ii) $75,000.00, provided that Maxim either introduces and/or performs specific services for the Transaction. The aggregate transaction value shall include the sum of cash and the fair market value at the time of the closing of a Transaction of equity securities; warrants; contingent payments; deferred payments; non-compete agreements; liabilities assumed, acquired, retired or de-feased (other than normal working capital liabilities); the face value of any debt securities issued in such a Transaction; the fair market value of any licensing, marketing or other business agreements or arrangements; and any other valuable consideration issued in connection with a Transaction.

      d) The Company will reimburse Maxim in a timely manner for any reasonable out-of-pocket expenses relating to activities under this Agreement not to exceed $2,000.00 per month. Any expenses in excess of the $2,000 monthly amount must be pre-approved by the Company.

      e) In no case will any fee obligations of the Company to any other financial advisor or any other person in connection with this transaction reduce the fees owed by the Company to Maxim under this Agreement.

3. TERM OF AGREEMENT. The term of this agreement is indefinite. However, if by October 31, 2003 Maxim has not raised the Company a gross amount of $1,000,000, as placement agent in the placement contemplated by and under this document, the Company will have the right to terminate the agreement upon thirty (30) days written notice. Also, after August 31, 2004 the Company or Maxim may terminate this Agreement upon 30 days written notice. Any future obligation that could be reasonably expected to survive this Agreement will survive termination of this Agreement. Specific surviving conditions will include, but not be limited to: (i) payment of Success Fees earned under section 2(c) during the Term and completed within 18 months of the termination of this Agreement, and (ii) Section 4, Indemnity


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4.    INDEMNITY.  The  Company  agrees to  indemnify  and hold  harmless  Maxim,
      including  any  affiliated  companies,   and  their  respective  officers,
      directors, controlling persons and employees and any persons retained in connection with this Agreement in accordance with the terms set forth in the attached letter.

5.    DISCLAIMERS.

      a) It is understood by Maxim and the Company that the Company's ability to raise capital will be affected by various factors at the time of a proposed offering, including but not limited to, stock market conditions, competitive positioning of Recom's products, achieving business plan goals that have been mutually agreed upon by Maxim and the Company, short- and long-term business prospects, the plans and performance of the management team and the capital structure of the Company. In the event that Maxim does not deem itself able to act as a manager for a proposed placement or offering, subject to Maxim's sole reasonable discretion, it will advise the Company on an appropriate course of action.

      b) In performing its M&A Services hereunder, Maxim may rely entirely on publicly available information and such other information as may be furnished to Maxim by the Company or a Candidate, and has not and does not assume any responsibility for independent verification of such information or independent appraisal or valuation of assets.

6. ENTIRE AGREEMENT AND GOVERNING LAW. This Agreement may not be amended or modified except in writing, and shall be governed by and construed in accordance with the laws of the State of New York. Any dispute between the parties arising out of or related to this Agreement shall be submitted to binding arbitration administered by, and pursuant to the rules of, the American Arbitration Association ("AAA") in the State of New York, with the expenses of the arbitration to be shared equally by the parties, subject to the arbitrator's authority to apportion such expenses in favor of the prevailing party under applicable law.

If the foregoing correctly sets forth your understanding, please so indicate by signing and returning to us the enclosed copy of this letter along with a check for $20,000 representing the initial retainer fee under the Agreement. We look forward to working with you and the rest of Recom's management.

Sincerely,

/s/ Anthony J. Sarkis
Anthony J. Sarkis
Managing Director


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                               MAXIM GROUP, LLC.


By: /s/ Anthony J. Sarkis                     Date: December 29, 2003
    ---------------------------------
         Anthony J. Sarkis
         Managing Director


RECOM MANAGED SYSTEMS, INC

By: /s/ Marvin H. Fink                        Date: December 29, 2003
    ---------------------------------
         Marvin H. Fink, Chairman




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December 29, 2003


Maxim Group, LLC
405 Lexington Avenue
New York, NY 10174

Gentlemen:

         This letter will confirm that we have engaged Maxim Group, LLC to advise and assist us in connection with the matters referred to in our letter dated December 29, 2003 (the "Engagement Letter"). In consideration of your agreement to act on our behalf in connection with such matters, we agree to indemnify and hold harmless you and your affiliates and you and their respective officers, directors, employees and agents and each other person, if any, controlling you or any of your affiliates (you and each such other person being an "Indemnified Person") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the engagement (the "Engagement") under the Engagement Letter, and will reimburse each Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Engagement, whether or not pending or threatened and whether or not any Indemnified Person is a party. We will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. We also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to us for or in connection with the Engagement except for any such liability for losses, claims, damages or liabilities incurred by us that are finally judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person.

         We will not, without your prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding. No Indemnified Person seeking indemnification, reimbursement or contribution under this agreement will, without our prior written consent, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in the preceding paragraph.


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         If the  indemnification  provided  for in the first  paragraph  of this agreement is judicially determined to be unavailable (other than in accordance with the third sentence of the first paragraph hereof) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, we shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expense relating thereto)
(i) in such proportion as is appropriate to reflect the relative benefits to you, on the one hand, and us, on the other hand, of the Engagement or (ii) if the allocation provided by clause (i) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of each of you and us, as well as any other relevant equitable considerations; provided, however, in no event shall your aggregate contribution to the amount paid or payable exceed the aggregate amount of fees actually received by you under the Engagement Letter. For the purposes of this agreement, the relative benefits to us and you of the Engagement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by us or our shareholders, as the case may be, in the transaction or transactions that are the subject of the Engagement, whether or not any such transaction is consummated, bears to (b) the fees paid to you in connection with the Transaction.

         The provisions of this agreement shall apply to the Engagement and any modification thereof and shall remain in full force and effect regardless of any termination or the completion of your services under the Engagement Letter.

         This agreement and the Engagement Letter shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed in that state.


                                    Very truly yours,

                                    Recom Managed Systems, Inc

                                    By:  ___________________________

                            Marvin H. Fink, Chairman


ACCEPTED AND AGREED TO as of the date of ___________, 2003.

MAXIM GROUP, LLC

By: ___________________________
       Anthony Sarkis
       Managing Director



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                                    EXHIBIT A

                           RECOM MANAGED SYSTEMS, INC

                         SUMMARY OF TERMS AND CONDITIONS

ISSUER:                             Recom Managed Systems, Inc (the "Company")

AMOUNT:                             Minimum    $1,000,000   Maximum   $3,000,000
                                    ("Offering")

SECURITY:                           Series A  Convertible  Preferred  Stock (the
                                    "Preferred")

OFFERING PRICE:                     The Preferred per share offering price shall
                                    be $3.00 ("Offering Price").

USE OF PROCEEDS:                    The  Company  shall  use  the  proceeds  for
                                    general   working   capital   purposes   and
                                    obtaining a listing on a national  exchange.
                                    It is understood that the Company will not use the proceeds from the Placement to repay debts, other than those debts classified as General Payables.

REGISTRATION RIGHTS:                Customary for  transactions  of this nature,
                                    including,   but  not   limited   to  demand
                                    registration   rights   and  the   Company's
                                    agreement   to   register   all   underlying
                                    securities within a reasonable period after the closing.

CONVERSION:                         The Preferred  shall be convertible on a one
                                    for one basis (1:1) into Common Shares of the Company (the "Common Stock").

                                    The    Preferred    shares   will    convert
                                    automatically into Common Stock upon 45 days
                                    written   notice  to  the   holders  of  the
                                    Preferred,   if  the  Common  Stock  of  the
                                    Company trades at a price equal to or greater than 2.5 times the Offering Price for a period of no less than 30 consecutive trading days.

                                    Automatic conversion can only occur if (i) the Common Stock of the Company is listed on a qualified nation exchange (NASDAQ, AMEX, NYSE) and (ii) the Common Shares underlying the conversion are subject to an effective registration statement with the SEC pursuant to the Securities Act of 1933, as amended.

WARRANTS:                           Investors in the Preferred will also receive
                                    warrant  coverage on the basis of one Common
                                    Stock Purchase  Warrant (the "Warrants") for
                                    each  two   shares   of   Preferred   shares
                                    purchased (i.e., 50% warrant coverage so that an individual purchasing 100 shares of the Preferred shall receive Warrants to purchase an additional 50 Common Shares).
                                    The Warrant will expire Five (5) years from the final closing date of the Placement and have an exercise price equal to $5.00.


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FINANCIAL
STATEMENTS
AND REPORTING:                      The Company will provide all information and
                                    materials,  including,  without  limitation,
                                    all internal management  documents,  reports
                                    of    operations,    reports    of   adverse
                                    developments,   copies  of  any   management
                                    letters, communications with shareholders or
                                    directors,    and   press    releases    and
                                    registration statements, as well as access to all senior managers as requested by Maxim.

PLACEMENT AGENT FEES:

                                    a)       An  amount  in cash  equal to eight
                                             percent  (8.0%)  of  the  principal
                                             amount  of  any  Placement   placed
                                             and/or  committed,  payable  at the
                                             time   of  each   closing   of  the
                                             Financing.

                                    b)       The  Company  will  issue  to Maxim
                                             warrants to purchase  securities of
                                             the  Company  equal to ten  percent
                                             (10.0%) of the number of  preferred
                                             shares,    common   shares   and/or
                                             warrants  ("Securities")  issued in
                                             the  Placement,  exercisable  at an
                                             exercise price equal to $4.80. Such
                                             Warrants will be issued pursuant to
                                             a Warrant Agreement to be signed by
                                             Maxim   and  the   Company,   which
                                             agreement   shall  provide,   among
                                             other  things,  that  the  Warrants
                                             shall  expire  five (5) years  from
                                             the  date  of   issuance,   include
                                             customary  registration rights, and
                                             provisions  for cashless  exercise,
                                             and such other  terms as are normal
                                             and  customary for warrants of this
                                             type.

                                    c)       The Company  will pay Maxim at each
                                             closing, a non-accountable  expense
                                             allowance  equal to 2% of the gross
                                             amount raised at such closing.


OTHER PROVISIONS:                   The   purchase   agreement   shall   include
                                    standard and customary  representations  and
                                    warranties  of the  Company,  and the  other
                                    agreements   prepared  to   implement   this
                                    financing shall contain other standard and customary provisions.


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